China Water Group, Inc.
Unaudited Pro Forma Combined Financial Statements
As of December 31, 2007

On December 31, 2007, China Water Group, Inc. (the “Company”) entered into an Equity Assignment Contract (the “EAC”) with Fortune Luck Global International Limited (“Fortune Luck”) wherein it agreed to acquire a 90% interest in Guangzhou Xinchen Water Co, Ltd (“GXWC”) from Fortune Luck.  GXWC owned 100% of Aba Xinchen Dagu Glacier Spring Co., Ltd (“Dagu Glacier”).  By reason of the acquisition, which closed on January 23, 2008, the Company became an indirect 90% owner of Dagu Glacier.

Dagu Glacier holds a 50 year license commencing on January 22, 2006 and  expiring in 2056 to process bottled water from the Dagu Glacier located in  Sichuan Province.  At the time of the acquisition, Dagu Glacier had acquired certain assets related to bottled water processing but its business was not operational.  The Company has treated the EAC as an assets acquisition as Dagu Glacier did not have meaningful operations prior to the date of the EAC.  The consummation of the EAC was subject to the approval of various government agencies which approvals have been obtained.

The purchase price to the Company under the EAC was $13.45 million, consisting of $7.5 million in cash and $5.95 million in stock which the EAC stated was to be valued at $0.20 per share.  The valuation of the Company’s common stock to be issued under the EAC was negotiated between the parties with reference to contemporaneous prices of the Company’s common stock on the pink sheets. As of November 20,2009  the Company had paid the $7.5 million cash portion of the purchase price through application of its available cash resources.   In January 2010, the Company initiated steps for the issuance of 29,750,000 shares of its common stock to Fortune Luck, valued at $0.20 per share, as provided in the EAC, without any penalty related to the delay in the time of the delivery.  In January 2010 the market price of the Company’s common stock was approximately $0.07.

The purpose of the EAC was to enable the Company to enter a new line of business as a producer and marketer of bottled water and to leave the business of building, operating and selling waste water treatment plants.

The unaudited pro forma financial statements of China Water Group, Inc. (the “Company”) have been prepared to indicate how the financial statements of the Company might have looked if the acquisition of Aba Xinchen Dagu Glacier Spring Co., Ltd. (“Aba”) had occurred as of the beginning of the period presented.  In the opinion of the Company's management, all significant adjustments necessary to reflect the effect of the acquisition that can be factually supported within the SEC regulations covering the presentation of pro forma financial statements have been made.

The pro forma condensed financial statements have been prepared using the historical financial statements of the Company and Aba for the year ended December 31, 2007.

The pro forma condensed financial statements should be read in conjunction with a reading of the historical financial statements of the Company and Aba. The pro forma condensed financial statements are presented for illustrative purposes only and are not intended to be indicative of actual financial condition or results of operations had the acquisition been in effect during the periods presented, or of financial condition or results of operations that may be reported in the future.

China Water Group, Inc.
Unaudited Pro Forma Combined Balance Sheet
As of December 31, 2007

	Historical		Pro Forma
	China Water	Aba	Adjustments	Notes	Combined
Assets
Current assets:
Cash and cash equivalents		19,161			19,161
Accounts receivable		22,584			22,584
Prepayments, deposits and other receivables	6,798,632	150,102			6,948,734
Inventory		461,003			461,003
Due from related companies	271,691				271,691
Total current assets	7,070,323	652,850	0		7,723,173

Property, plant and equipment, net		813,732			813732
Construction in progress
Intangible assets		130,193			130,193
Goodwill			13,536,657	(b)	13,536,657
Other Assets		1,709,317			1,709,317
Assets of discontinued division	16,384,834				16,384,834

Total assets	23,455,157	3,306,092	13,536,657	(b)	40,297,906

Liabilities
Current liabilities:
Warrant liability	1,179,965
Accounts payable

Accounts payable and accrued expenses	1,210,060	198,096			1,408,156
Other payable		3,195,653			3,195,653
Due to directors	118,049				118,049
Due to related companies
Due to affiliated companies
Income tax payable
Total current liabilities	2,508,074	3,393,749	0		5,901,823

Long-term liabilities:
Outstanding obligation for acquisition of a subsidiary			13,449,000	(b)	13,449,000

Total long-term liabilities	0	0	13,449,000	(b)	13,449,000
					0
Liabilities of discontinued division	14,208,665				14,208,665

Total liabilities	16,716,739	3,393,749	13,449,000	(b)	33,559,488

Equity
Stockholders' equity:
Preferred stock, $0.001 par value, 50,000,000 authorized shares, no shares issued and outstanding
Common stock, $0.001 par value, 200,000,000 shares authorized; 139,383,450 shares issued and outstanding at December 31, 2008 and 2007	139,383		32,199	(c)	171,582
Contributed capital		96,800	(96,800)	(b)
Additional paid-in capital	6,131,532		(32,199)	(b)	6,099,333

Retained earnings (accumulated deficit)	(670,851)	(184,344)	184,344	(c)	(670,851)
Accumulated other comprehensive income	1,138,354	(113)	113	(c)	1,138,354
Total stockholders' equity	6,738,418	(87657)	87,657	(b)(c)	6,738,418

Noncontrolling interest	-

Total equity	6,738,418	(87,657)	87,657		6,738,418

Total liabilities and equity	23,455,157	3,306,092	13,536,657		40,297,906

(b) The aggregate cost of the acquisition of Aba was approximately $13,450K, consisting of $7.5 million in cash and issuance of 29,750,000 shares of the company's common stock with the par value $0.001 valued at $0.20 per share.  We have allocated the aggregate cost of the acquisition to Aba's net assets based on their estimated fair values.  The excess of the aggregate cost of the acquisition over the nest estimated fair values of the nest assets assumed was recorded to goodwill.  Below is a summary of the preliminary allocation of the aggregate cost of the acquisition.  The final purchase price allocation will depend on the final valuation of the assets acquired and the liabilities assumed.  Consequently, the actual allocation of the purchase could differ from that presented herein.

Aggregate Cost
of the
Acquisition
($ in thousands)
Net assets acquired	(88)
Goodwill	13,538
Total	13,450

(c) Represents the elimination of Aba's historical equity accounts.

China Water Group, Inc.
Unaudited Pro Forma Combined Statements of Operations
For the Twelve Months Ended December 31, 2007

	Historical		Pro Forma
	China Water	Aba	Adjustments	Notes	Combined
Revenue:

Revenue from sales of bottled water	-	70,760.00			70,760.00

Total revenue	-	70,760			70,760

Cost of revenue:
Cost of revenue from sales of bottled water	-	47,714			47,714

Total cost of revenue	-	47,714			47,714

Gross profit	-	23,046			23,046

Operating expenses:

Selling, general and administrative	-	264,060.00			264,060.00

Loss from operations	-	(241,014)			(241,014)

Other income (expenses):

Interest expense	-	(257)			(257)
Penalty for late effectiveness of registration statement	(89,046)				(89,046)
Gain (loss) on fair value of derivative instruments	(203,904)				(203,904)
Other income (expense)	0	(1,317)			(1,317)

Total other income (expenses)	(292,950)	(1,574)			(294,524)

Loss from continuing operations before income tax	(292,950)	(242,588)			(535,538)

Provision for income tax	-

Loss from continuing operations	(292,950)	(242,588)			(535,538)

Noncontrolling interest	-

Discontinued operations:

Loss from discontinued operations of Evergreen Asset Group (including loss on disposal of approximately $3,844,000 in 2008)	(1,627,566)				(1,627,566)
Income tax	(217)	80,054			79,837
Loss from discontinued operations	(1,627,783)				(1,627,783)

Net loss	(1,920,733)	(162,534)			(2,083,267)

Other comprehensive income
Foreign currency translation adjustment	686,965	(5191)			681774

Comprehensive income (loss)	(1,233,768)	(167,725)			(1,401,493)

Basic earnings (loss) per share	(0.01)	(0.01)			(0.01)
Diluted earnings (loss) per share	(0.01)	(0.01)			(0.01)
Weighted average number of common shares outstanding Basic and Diluted	139,383,450	139,383,450			139,383,450